UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

HUB INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

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THE FOLLOWING IS A PRESS RELEASE ISSUED BY HUB INTERNATIONAL LIMITED

HUB INTERNATIONAL TO ACQUIRE ONE OF THE LARGEST ARIZONA-BASED INSURANCE BROKERS

New Arizona Hub Will Provide Platform for Further Sunbelt Growth

CHICAGO, ILLINOIS - March 15, 2007: Hub International Limited (NYSE: HBG) (TSX: HBG) announced today that it has agreed to acquire substantially all of the assets of BNC Insurance Services, Inc., one of the largest Arizona-based insurance brokers. The brokerage, which does business as Milne & BNC Insurance Services, has approximately $19 million in revenue. This operation will become a new regional platform (hub) doing business as Hub International Milne (HUB Milne).

Based in Phoenix, Milne & BNC Insurance has 85 employees at offices in Phoenix, Prescott Valley, Cottonwood and Tucson, Arizona; Bismarck, Mandan and Linton, North Dakota; and Englewood, Colorado. Richard Milne, president of Milne & BNC Insurance, will become president of HUB Milne’s Arizona-based operations. The North Dakota offices will be folded into HUB Mountain States and the Colorado office will be folded into HUB Southwest.

“The BNC acquisition presents a tremendous market opportunity to become established in the Phoenix metropolitan area, one of the fastest growing communities in the United States,” said Martin P. Hughes, Hub International’s chairman and chief executive officer. “It also presents a promising opportunity for growth for our HUB Southwest and HUB Mountain States operations through collaboration and an extended reach in the west region,” Hughes added.

The brokerage was founded in 1990 and purchased in 2002 by BNC National Bank, a subsidiary of BNCCORP, Inc. (NASDAQ: BNCC). The BNC Insurance acquisition will mark the fourth major purchase by Hub International of a large brokerage operation from a financial institution.

“Getting back to our core business and joining HUB will make us a more valuable resource for our clients and business partners,” said Milne. “The HUB transaction also will allow our clients to enjoy expanded product offerings and specialized insurance expertise.”

The transaction, which is structured as an asset purchase, is subject to BNCCORP shareholder approval, as well as customary closing conditions. It is expected to close at the end of the second quarter or the beginning of the third quarter of 2007.

Headquartered in Chicago, IL, Hub International Limited is a leading North American insurance brokerage that provides a broad array of property and casualty, reinsurance, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

Important Additional Information will be Filed with Securities Regulators:

As previously announced, Hub has entered into an Arrangement Agreement pursuant to which Hub will be acquired by funds advised by Apax Partners and Morgan Stanley Principal Investments. Hub has filed a copy of the Arrangement Agreement with the Securities and Exchange Commission and Canadian securities regulators. In connection with the proposed transaction, Hub will file a proxy statement with the Securities and Exchange Commission and Canadian securities regulators. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the Arrangement Agreement and proxy statement (when available) and other documents filed by Hub at the Securities and Exchange Commission’s Web site at http://www.sec.gov and at the Canadian securities regulators Web site at http://www.sedar.com. The proxy statement and such other documents also may be obtained for free from Hub by directing such request to Investor Relations, Hub International Limited, 55 East Jackson Boulevard, Chicago, IL 60604, telephone: (877) 402-6601.

Hub and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Hub’s shareholders in connection with the proposed transaction. Information concerning the interests of Hub’s management who are participating in the solicitation, which may be different than those of Hub shareholders generally, is set forth in Hub’s proxy statements and Annual Reports on Form 10-K, filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Forward Looking Statements:

This press release may contain “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. We have used words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will continue,” “will likely result,” and similar expressions to indicate forward-looking statements, however, these words are not the exclusive means of identifying these forward-looking statements. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements, including, but not limited to: risks associated with implementing our business strategies, identifying and consummating acquisitions, successfully integrating acquired businesses, attaining greater market share, resolution of regulatory issues and litigation, including those related to compensation arrangements with insurance carriers, the possibility that the receipt of contingent compensation from insurance carriers could be prohibited, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the demand for insurance products, fluctuations in the premiums charged by insurance carriers, with corresponding fluctuations in our premium-based revenue, fluctuations in foreign currency exchange rates, any loss of services of key executive officers, industry consolidation, increased competition in the industry, the actual costs of resolution of contingent liabilities, the passage of new federal, state or provincial legislation subjecting our business to regulation in the jurisdictions in which we operate, and those discussed in our Annual Report on Form 10-K, particularly under the caption “Risk Factors,” filed with the Securities and Exchange Commission and the Canadian securities commissions. These uncertainties and other factors also include, but are not limited to, risks associated with the transaction contemplated by the Arrangement Agreement, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Arrangement Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction, risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Hub’s ability to control or predict. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as otherwise expressly required by federal or provincial securities laws, we undertake no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

MEDIA CONTACTS:

W. Kirk James

Vice President, Secretary and

Chief Corporate Development Officer

Phone: 312.279.4881

Kirk.james@hubinternational.com

Heather Schneider

Corporate Communications Director

Phone: 312.279.4683

Heather.schneider@hubinternational.com

INVESTOR CONTACT

John Graham

Chief Financial Officer

Phone: 312.279.4840

John.graham@hubinternational.com

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